EXHIBIT 4.3
[Face of Certificate]
IL
[LOGO]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
common stock
CUSIP 457985 20 8
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES that
is the owner of
FULLY-PAID AND NON-ASSESSABLE SHARES, $.01 PER SHARE PAR VALUE, OF THE COMMON STOCK OF INTEGRA LIFESCIENCES HOLDINGS CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
[SEAL]
/Sig/
Secretary
/Sig/
Chairman of the Board
Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar
By
Authorized Officer
[Reverse of Certificate]
The Corporation IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common
TEN ENT-as tenants by the entireties
JT TEN-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act

(State)
Additional abbreviations may also be used though not in the above list.
For value received, ___ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ____________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.